SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                 FIRST TRUST EXCHANGE-TRADED AlphaDEX(R) FUND
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               (Exact name of registrant as specified in its charter)


            MASSACHUSETTS                               20-5537771
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(State of Incorporation or Organization)  (I.R.S. Employer Identification Nos.)


  120 East Liberty Drive, Wheaton, Illinois                    60187
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   (Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.
[X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.
[ ]


Securities Act registration statement file number to which this form relates:
      333-140895.

Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
Common Shares of Beneficial Interest,
     $.01 par value per share, of
First Trust Industrials/Producer Durables
            AlphaDEX(R) Fund                          NYSE Arca, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust Industrials/Producer Durables AlphaDEX(R) Fund, a series of the First Trust Exchange-Traded AlphaDEX(R) Fund (the "Registrant"). An application for listing of the Shares has been filed with NYSE Arca, Inc. A description of the Shares is contained in the Prospectus, which is a part of the Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (Registration Nos. 333-140895 and 811-22019), filed with the Securities and Exchange Commission on November 19, 2007. Such description is incorporated by reference herein.

ITEM 2.  EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            FIRST TRUST EXCHANGE-TRADED
                                              AlphaDEX(R) FUND



                                            By:  /s/ W. Scott Jardine
                                                 -------------------------------
                                                 W. Scott Jardine, Secretary

October 27, 2008